SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for use of the Commission only
        (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material pursuant to Rule 14a-12

                       FIRST MID-ILLINOIS BANCSHARES, INC.
                (Name of Registrant as Specified in its Charter)

                       FIRST MID-ILLINOIS BANCSHARES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

|_| Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                                 April 19, 2004


Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of First Mid-Illinois Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. to be held at 4:00 p.m. on May 26, 2004, in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 2003 Report to the Owners and its Annual Report on Form 10-K for the recently completed fiscal year. At the meeting, we will report on Company operations and the outlook for the year ahead. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to any appropriate questions stockholders may have.

     I encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, please act promptly to vote your shares. You may vote your shares by completing, signing and dating the enclosed proxy card and returning it in the accompanying postage paid envelope provided. You also may vote your shares by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet. This will ensure that your shares are represented at the meeting. If you have any questions concerning these matters, please contact me at (217) 258-0415 or Christie Wright, Manager of Shareholder Services, at
(217) 258-0493. We look forward with pleasure to seeing and visiting with you at the meeting.

                                 Very truly yours,

                                 FIRST MID-ILLINOIS BANCSHARES, INC.



                                 William S. Rowland
                                 Chairman and Chief Executive Officer

--------------------------------------------------------------------------------

1515 Charleston Avenue, P.O. Box 499, Mattoon, IL 61938, Phone: (217) 258-0493

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 2004


                       FIRST MID-ILLINOIS BANCSHARES, INC.
                      1515 CHARLESTON AVENUE, P.O. BOX 499
                             MATTOON, ILLINOIS 61938
                                 (217) 258-0493

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc. will be held in the lobby of First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 26, 2004 at 4:00 p.m. local time.

The meeting is for the purpose of considering and acting upon:

1.   The election of three directors of the Company;
2. The amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock; and
3. Such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of the stockholders entitled to vote at the meeting and any adjournments thereof.

You are requested to act promptly to vote your shares by completing, signing and returning the enclosed proxy card in the enclosed return envelope or by telephone or through the Internet by following the instructions set forth on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS



William S. Rowland
Chairman and Chief Executive Officer

Mattoon, Illinois
April 19, 2004

                                 PROXY STATEMENT


--------------------------------------------------------------------------------
                               GENERAL INFORMATION
--------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Mid-Illinois Bancshares, Inc. to be voted at the Annual Meeting of Stockholders to be held in the lobby of First
Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on Wednesday, May 26, 2004 at 4:00 p.m. local time. The Board of Directors would like to have all stockholders represented at the meeting. Please complete, sign and return your proxy card in the enclosed return envelope, telephone the toll-free number listed on your proxy card, or use the Internet site listed on your proxy card.

     The accompanying Notice of Annual Meeting, this Proxy Statement and the proxy card are first being mailed to stockholders on or about April 19, 2004. The Company's Annual Report on Form 10-K for the recently completed fiscal year, which includes the consolidated financial statements of the Company, is also enclosed.

     The Company is a diversified financial services company which serves the financial needs of central Illinois. The Company owns all the outstanding capital stock of First Mid-Illinois Bank & Trust, N.A., a national banking association (the "Bank"), with offices in Mattoon, Charleston, Effingham, Altamont, Neoga, Sullivan, Arcola, Taylorville, Tuscola, Monticello, DeLand, Urbana, Decatur, Highland, Pocahontas, Champaign, and Maryville, Illinois; Mid-Illinois Data Services, Inc., a data processing company ("Data Services"); and The Checkley Agency, Inc., an insurance agency ("Checkley").

     Only holders of record of the Company's Common Stock at the close of business on April 1, 2004 (the "Record Date") will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On the Record Date, the Company had 3,000,073 shares of Common Stock issued and outstanding. In the election of directors, and for any other matters to be voted upon at the annual meeting, each issued and outstanding share of Common Stock is entitled to one vote.

     You may revoke your proxy at any time before it is voted. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, by executing and delivering a subsequently dated proxy, by voting by telephone or through the Internet on a later date, or by attending the annual meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors with respect to the proposal described herein.

     A quorum of stockholders is necessary to take action at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspector of election appointed for the meeting and will be counted as present for purposes of determining whether a quorum is present. The inspector of election will treat broker non-votes as present and entitled to vote for purposes of determining whether a quorum is present. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Proxies are being solicited principally by mail, by telephone, and by e-mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone, by fax or by special letter. The Company may also reimburse brokers, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

     The following table sets forth, as of March 1, 2004, the number of shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (who are not also directors), each director nominee of the Company, each director, the "named executive officers" (as defined below) and all director nominees, directors and executive officers of the Company as a group.


        Name and Address          Amount and Nature of       Percent of Common
      of Beneficial Owner        Beneficial Ownership(1)     Stock Outstanding

Principal Stockholders

David R. Hodgman
c/o Schiff Hardin LLP
6600 Sears Tower
Chicago, Illinois 60606                  169,532(2)                    5.7%

Director Nominees, Directors and Named Executive
Officers:

Charles A. Adams                        245,509 (3)                    8.2% (17)

Kenneth R. Diepholz                      26,239 (4)                      *% (17)

Steven L. Grissom                       191,093 (5)                    6.4% (17)

Richard Anthony Lumpkin                 276,011 (6)                    9.2% (17)

Daniel E. Marvin, Jr.                    67,950 (7)                    2.3% (17)

Gary W. Melvin                          123,706 (8)                    4.1% (17)

Sara Jane Preston                         8,434 (9)                      *% (17)

William S. Rowland                       47,062 (10)                   1.6% (17)

Ray Anthony Sparks                      122,321 (11)                   4.1% (17)

John W. Hedges                            8,577 (12)                     *% (17)

Robert J. Swift, Jr.                      1,378 (13)                     *% (17)

Stanley E. Gilliland                     27,018 (14)                     *% (17)

Michael L. Taylor                         3,674 (15)                     *% (17)

All directors and executive
Officers as a group (16 persons)      1,156,611 (16)                   7.3% (18)



(1) Unless otherwise indicated, the nature of beneficial ownership for shares shown in this column is sole voting and investment power. The information contained in this column is based upon information furnished to the Company by the persons named above.

(2) The above amount includes 84,766 shares held by the Richard Anthony Lumpkin 1990 Personal Income Trust for the benefit of Benjamin Iverson Lumpkin dated April 20, 1990, and 84,766 shares held by the Richard Anthony Lumpkin 1990 Personal Income Trust for the benefit of Elizabeth Arabella Lumpkin dated April 20, 1990. Mr. Hodgman, who serves as co-trustee of the aforementioned trusts, disclaims beneficial ownership of the foregoing 169,532 shares held by these trusts.

(3) The above amount includes 55,330 shares held by Mr. Adams individually. The above amount also includes 166,908 shares of Common Stock held by a corporation which Mr. Adams is deemed to control; 3,425 shares held by Mr. Adams' spouse, over which shares Mr. Adams has no voting and investment power; 18,346 shares held for the account of Mr. Adams under the Company's Deferred Compensation Plan; and options to purchase 1,500 shares of Common Stock.

(4) The above amount includes 8,837 shares held by Mr. Diepholz individually. The above amount also includes 10,152 shares held for the account of Mr. Diepholz under an Individual Retirement Account; and options to purchase 7,250 shares of Common Stock.

(5) The above amount includes 17,311 shares held by Mr. Grissom. The above amount also includes 84,766 shares held by the Richard Anthony Lumpkin 1990 Personal Income Trust for the benefit of Benjamin Iverson Lumpkin dated April 20, 1990, and 84,766 shares held by the Richard Anthony Lumpkin 1990 Personal Income Trust for the benefit of Elizabeth Arabella Lumpkin dated April 20, 1990. Mr. Grissom, who serves as co-trustee of the aforementioned trusts, disclaims beneficial ownership of the foregoing 169,532 shares held by these trusts. The above amount also includes options to purchase 4,250 shares of Common Stock.

(6) The above amount includes 119,592 shares held by Mr. Lumpkin individually. The above amount also includes 59,155 shares held by The Lumpkin Family Foundation, of which Mr. Lumpkin serves as a director, and of which shares beneficial ownership is disclaimed; 44,368 shares held by SKL Investment Group, of which Mr. Lumpkin is a voting member; 25,000 shares held by the Richard Adamson Lumpkin Trust dated February 6, 1970 for the benefit of
     Richard Anthony Lumpkin, under which Mr. Lumpkin has sole voting and investment power; 20,646 shares held for the account of Mr. Lumpkin under the Company's Deferred Compensation Plan; and options to purchase 7,250 shares of Common Stock.

(7) The above amount includes 13,088 shares held by Mr. Marvin individually. The above amount also includes 14,609 shares held by Mr. Marvin's spouse, over which shares Mr. Marvin has no voting or investment power and of which Mr. Marvin disclaims beneficial ownership; 1,321 shares held by Mr. Marvin's grandchildren, over which Mr. Marvin has shared voting and investment power; 15,891 shares held for the account of Mr. Marvin under an Individual Retirement Account; 4,541 shares held for the account of Mr. Marvin under the Company's Deferred Compensation Plan; and options to purchase 18,500 shares of Common Stock.

(8) The above amount includes 101,127 shares held by Mr. Melvin. The above amount also includes 15,329 shares held for the account of Mr. Melvin under the Company's Deferred Compensation Plan; options to purchase 7,250 shares of Common Stock.

(9) The above amount includes 2,950 shares held by Ms. Preston individually. The above amount also includes 1,234 shares held for the account of Ms. Preston under the Company's Deferred Compensation Plan; and options to purchase 4,250 shares of Common Stock.

(10) The above amount includes 418 shares held by Mr. Rowland individually. The above amount also includes 10,989 shares for the account of Mr. Rowland under an Individual Retirement Account; 3,595 shares held for the account of Mr. Rowland under the Company's 401(k) Plan; 2,498 shares held for the account of Mr. Rowland under the Company's Deferred Compensation Plan; and options to purchase 29,562 shares of Common Stock.

(11) The above amount includes 71,777 held by Mr. Sparks. The above amount also includes 38,204 shares held by Sparks Investment Group, LP, over which Mr. Sparks shares voting and investment power; 3,795 shares held by Mr. Sparks' spouse, over which shares Mr. Sparks has no voting and investment power; 7,045 shares held for the account of Mr. Sparks under the Company's Deferred Compensation Plan; and options to purchase 1,500 shares of Common Stock.

(12) The above amount includes 250 shares held by Mr. Hedges individually. The above amount also includes 579 shares held for the account of Mr. Hedges under the Company's 401(k) Plan; 1,123 shares held for the account of Mr. Hedges under the Company's Deferred Compensation Plan; and options to purchase 6,625 shares of Common Stock.

(13) The above amount includes 647 shares held for the account of Mr. Swift under the Company's 401(k) Plan; and 731 shares held for the account of Mr. Swift under the Company's Deferred Compensation Plan.

(14) The above amount includes 5,099 shares held by Mr. Gilliland. The above amount also includes 2,246 shares held for the account of Mr. Gilliland under an Individual Retirement Account; 7,338 shares held for the account of Mr. Gilliland under the Company's 401(k) Plan; 1,460 shares held for the account of Mr. Gilliland under the Company's Deferred Compensation Plan; and options to purchase 10,875 shares of Common Stock.

(15) The above amount includes 160 shares held by Mr. Taylor individually. The above amount also includes 139 shares held for the account of Mr. Taylor under the Company's 401(k) Plan; and options to purchase 3,375 shares of Common Stock.

(16) Includes an aggregate of 105,437 shares obtainable upon the exercise of options.

(17) Percentage is calculated on a partially diluted basis, assuming only the exercise of stock options by such individual which are exercisable within 60 days.

(18) Percentage is calculated on a fully diluted basis, assuming the exercise of all stock options which are exercisable within 60 days by individuals included in the above table.

*    Less than 1%.

     As of March 1, 2004, the Bank acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own or hold 126,560 shares or 4.2% of the outstanding Common Stock of the Company, over which the Bank has sole voting and investment power with respect to 110,917 shares or 3.7% of the outstanding Common Stock and shared voting and investment power with respect to 15,643 shares or .5% of the outstanding Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The directors of the Company are divided into three classes having staggered terms of three years. At the annual meeting, the stockholders will be entitled to elect three Class III directors for a term expiring in 2007. The number of directors is nine, comprised of three directors in each of Class I, Class II, and Class III.

     For this year's annual stockholders meeting, the Board of Directors has nominated for election as Class III directors Charles A. Adams, Daniel E. Marvin, Jr., and Ray Anthony Sparks. Messrs. Marvin, Adams and Sparks have served as directors of the Company since 1982, 1984 and 1994, respectively. The three individuals receiving the highest number of votes cast will be elected as directors of the Company and will serve as Class III directors for three year terms expiring in 2007. Broker non-votes, because they are not considered votes cast, will not be counted in the vote totals. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     The following table sets forth as to each nominee and director continuing in office, his or her name, age, principal occupation and the year he or she first became a director of the Company. Unless otherwise indicated, the principal occupation listed for each person below has been his or her occupation for the past five years.

                      Age at                                                  Year First     Year
                       April                                                    Became       Term
Name                  1, 2004   Principal Occupation                           Director    Expires
----                  -------   --------------------                           --------    -------

DIRECTOR NOMINEES

Charles A. Adams        62      Director of the Bank (since 1989) and of         1984        2004
                                the Company; Director of Data Services
                                (since 1987); Director of Checkley (since
                                2002); President, Howell Paving, Inc.

Daniel E. Marvin, Jr.   65      President Emeritus, Eastern Illinois             1982        2004
                                University (since 2002); Chairman,
                                President, Chief Executive Officer
                                (1983-1999) and Director of the Company;
                                Director (since 1980), Chairman
                                (1983-1999), and President and Chief
                                Executive Officer (1983-1997) of the Bank;
                                Director of Data Services (1987-1992).

Ray Anthony Sparks      47      Director of the Bank (since 1997) and of         1994        2004
                                the Company; Director of Data Services
                                (since 1996); Director of Checkley (since
                                2002); former President of Elasco Agency
                                Sales, Inc. and Electrical Laboratories and
                                Sales Corporation; private investor, Sparks
                                Investment Group, LP.



DIRECTORS CONTINUING IN OFFICE

Kenneth R. Diepholz     65      Director of the Bank (since 1984) and of         1990        2005
                                the Company; President, Ken Diepholz
                                Chevrolet, Inc. (until 2000) and Vice
                                President, Ken Diepholz Chevrolet, Inc.
                                (since 2000); Vice President, Diepholz Auto
                                Group (since 2003); President, D-Co Coin
                                Laundry; President, Augusta Lakes; Owner,
                                Diepholz Rentals.

Steven L. Grissom       51      Director of the Bank and the Company (since      2000        2005
                                2000); Treasurer and Secretary of
                                Consolidated Communications, Inc. (since
                                2003); Administrative Officer of SKL
                                Investment Group, LLC (since 1997);
                                Treasurer of Illinois Consolidated
                                Telephone Company (until 2002).

Gary W. Melvin          55      Director of the Bank (since 1984) and of         1990        2005
                                the Company; Director of Data Services
                                (since 1987); President and Co-Owner, Rural
                                King Stores.

Richard Anthony Lumpkin 69      Director of the Bank (since 1966) and of         1982        2006
                                the Company; Chairman of the Board of
                                Homebase Acquisition, LLC (since 2003);
                                Chairman of the Board of Consolidated
                                Communications, Inc. (since 2003);
                                Director of Ameren Corporation (since
                                1995); Vice Chairman, McLeod USA Inc.
                                (until 2002); Chairman, President, and CEO,
                                Illinois Consolidated Telephone Company
                                (until 2002); in 1997, Illinois
                                Consolidated Telephone Company merged with
                                McLeod USA; in January 2002, McLeod USA
                                filed a prenegotiated plan of
                                reorganization through a Chapter 11
                                petition filed in the U.S. Bankruptcy Court
                                for the District of Delaware  in order to
                                complete a recapitalization; in April 2002,
                                this plan of reorganization became
                                effective and McLeod USA emerged from
                                Chapter 11 protection; in December 2002, a
                                corporation led by Mr. Lumpkin (Homebase
                                Acquisition, LLC) completed its acquisition
                                of Illinois Consolidated Telephone Company
                                and other operating entities from McLeod
                                USA in connection with the
                                recapitalization; Director of Illuminet
                                Holdings, Inc. (until 2001).

Sara Jane Preston       63      Director of the Bank (since 1999) and of         2000        2006
                                the Company; Director of Checkley (since
                                2002); retired President and CEO of
                                Charleston National Bank and the southern
                                Illinois lending operations of its
                                successor organizations (Boatmen's National
                                Bank, NationsBank and BankAmerica).

William S. Rowland      57      Chairman, President, Chief Executive             1991        2006
                                Officer and Director of the Company;
                                Executive Vice President (1997-1999),
                                Treasurer and Chief Financial Officer
                                (1989-1999) of the Company; Director of
                                Data Services (since 1989); Director (since
                                1999), Chairman (since 1999), and Executive
                                Vice President (1989-1999) of the Bank;
                                Director of Checkley (since 2002).

 The Board of Directors recommends a vote "FOR" the election of Directors Adams,
                  Marvin and Sparks for a term of three years.

                           Age at
                          April 1,
Name                        2004     Principal Occupation
----                      -------    --------------------

NAMED EXECUTIVE OFFICERS

John W. Hedges               56      President of the Bank (since 1999) and
                                     Executive Vice President of the Company
                                     (since 1999); former Senior Vice President,
                                     National City Bank (until 1999).

Robert J. Swift, Jr.         52      Executive Vice President of the Bank (since
                                     2000) and Vice President of the Company
                                     (since 2000); former Senior Vice President,
                                     Central Trust Bank (until 2000).

Stanley E. Gilliland         59      Executive Vice President of the Bank (since
                                     1994) and Vice President of the Company
                                     (since 1984).

Michael L. Taylor            35      Executive Vice President and Chief
                                     Financial Officer of the Bank (since 2000) and Vice President and Chief Financial
                                     Officer of the Company (since 2000);
                                     Vice President of AMCORE Bank (until 2000).

--------------------------------------------------------------------------------
           PROPOSAL II - AMENDMENT TO THE CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------

     The  Board  of  Directors   recommended   an  amendment  to  the  Company's
Certificate of Incorporation to increase the number of authorized shares of Common Stock from 6,000,000 to 18,000,000 (the "Amendment") and has directed that the Amendment be submitted for approval to stockholders at the annual meeting.

     The Company's Certificate of Incorporation presently authorizes the issuance of 6,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The Amendment would increase the authorized number of shares of Common Stock to 18,000,000. No change is proposed in the number of authorized shares of Preferred Stock.

     If the Amendment is approved, the text of the first paragraph of Article IV of the Certificate of Incorporation would read in its entirety as follows:

         A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 18,000,000 shares of Common Stock, par value $4.00 per share, and 1,000,000 shares of Preferred Stock, no par value per share.

     Of the Company's 6,000,000 authorized shares of Common Stock, 3,000,073 were issued and outstanding as of April 1, 2004. At April 1, 2004, after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under the Company's equity-based compensation plans and dividend reinvestment plan, approximately 1,680,000 of the 6,000,000 shares authorized in the Certificate of Incorporation remain available for issuance.

     The Board of Directors believes the Amendment is advisable in order to maintain the Company's financing and capital-raising flexibility, to facilitate future stock splits, to have sufficient shares available for acquisitions, employee benefit plans and other corporate purposes, and to generally maintain the Company's flexibility in today's competitive, fast-changing environment. There are no present agreements, understandings or plans to issue any of the additional shares that would be authorized by the Amendment.

     Adoption of the Amendment would enable the Board from time to time to issue additional shares of Common Stock for such purposes and such consideration as the Board may approve without further approval of the Company's stockholders, except as may be required by law. As is true for shares presently authorized, issuance of Common Stock authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

     There are no preemptive rights with respect to shares of Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the Amendment. If the Amendment is approved by stockholders, it will become effective upon executing, acknowledging and filing a Certificate of Amendment required by the Delaware General Corporation Law.

     While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Common Stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting is required to approve the Amendment. The Board of Directors recommends that you vote your shares FOR the Amendment.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors of the Company has established an audit committee and a compensation committee. These committees are composed entirely of outside directors. The Board has also created other company-wide committees composed of officers of the Company and its subsidiaries.

     The Company does not maintain any standing nominating committee. The entire Board performs the functions of a nominating committee, and considers and acts on all matters relating to the nomination of individuals for election as directors. The Board does not believe it needs a separate nominating committee because the Board has the time and resources to perform the function of selecting director nominees. Also, more than two-thirds of the directors satisfy the independence requirements of the New York Stock Exchange. When the Board performs its nominating function, the Board acts in accordance with the Company's Certificate of Incorporation.

     Stockholders entitled to vote for the election of directors may submit candidates for consideration by the Company if the Company receives timely written notice, in proper form, for each such director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the annual meeting, the notice generally must be received within the time frame set forth in "Notice Provisions For Stockholder Nominations of Directors" below. To be in proper form, each written nomination must set forth: (1) the name, age, business address and, if known, the residence address of the nominee, (2) the principal occupation or employment of the nominee for the past five years, and (3) the number of shares of stock of the Company beneficially owned by the nominee and by the nominating stockholder.

     In the consideration of director nominees, including any nominee that a stockholder may submit, the Board of Directors considers, at a minimum, the following factors for new directors, or the continued service of existing directors: (a) the ability of the prospective nominee to represent the interests of the stockholders of the Company; (b) the prospective nominee's standards of integrity, commitment and independence of thought and judgment; (c) the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties; and (d) the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

     Members of the audit committee are Messrs. Adams, Diepholz, Grissom, Marvin, Melvin, and Sparks, and Ms. Preston. The audit committee assists the Board of Directors in overseeing the corporate financial reporting process and the internal and the independent outside audits of the Company. The audit committee met six times in 2003.

     The members of the compensation committee are Messrs. Adams, Diepholz, Grissom, Lumpkin, Marvin, Melvin, and Sparks, and Ms. Preston. The compensation committee reports to the Board of Directors and has responsibility for all matters related to compensation of executive officers of the Company, including review and approval of base salaries, conducting a review of salaries of executive officers compared to other financial services companies in the region, fringe benefits, including modification of the retirement plan, and incentive compensation. The compensation committee met two times in 2003.

     A total of 14 regularly scheduled and special meetings were held by the Board of Directors of the Company during 2003. During 2003, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served.

--------------------------------------------------------------------------------
             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The members of the audit committee of the Company during the fiscal year ended December 31, 2003 were Messrs. Sparks (Chairman), Adams, Diepholz, Grissom, Marvin, and Melvin, and Ms. Preston. The Board of Directors determined that each member of the audit committee satisfies the independence requirements of the New York Stock Exchange.

     The Securities and Exchange Commission requires that boards of directors determine whether any audit committee member qualifies as an "audit committee financial expert." The Board of Directors determined that Steven L. Grissom is an audit committee financial expert.

     The audit committee acts pursuant to a written charter that was revised and adopted by the Board of Directors on January 27, 2004. The charter was reviewed and reassessed for adequacy and adopted with changes to the original language by the audit committee on January 27, 2004. A copy of this Audit Committee Charter is attached as Appendix A to this Proxy Statement. The audit committee will continue to review and reassess the charter from time to time but not less than annually.

     The audit committee reviewed and discussed with management the Company's audited financial statements as of and for fiscal year ended December 31, 2003.

     The audit committee also discussed with the independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The audit committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and discussed with KPMG LLP the independence of that firm.

     Based on the review and discussion referred to above, the audit committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     In addition, the audit committee considered whether the provision of services by KPMG LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003 were compatible with maintaining the independence of KPMG LLP.

     This audit committee report is submitted by the audit committee of the Board of Directors:

                                 Ray Anthony Sparks, Chairman
                                 Charles A. Adams
                                 Kenneth R. Diepholz
                                 Steven L. Grissom
                                 Daniel E. Marvin, Jr.
                                 Gary W. Melvin
                                 Sara Jane Preston

--------------------------------------------------------------------------------
                          FEES OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002 and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for said fiscal years were $103,100 and $102,650, respectively.

     Audit-Related Fees. The aggregate fees billed for professional services rendered by KPMG LLP for audit-related services for the fiscal years ended December 31, 2003 and 2002 (namely, employee benefit plan audit, and statements and consent issuances) were $9,600 and $10,750, respectively.

     Tax Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2003 and 2002 were $19,948 and $4,350 for amended tax returns and compliance and $4,000 for compliance, respectively.

     All Other Fees. The aggregate fees billed for professional services rendered by KPMG LLP for all products and services other than the foregoing for the fiscal years ended December 31, 2003 and 2002 were zero and zero, respectively.

     The audit committee preapproves all auditing services and permitted non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee preapproved all services performed by the independent auditors in 2003.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     Summary Compensation Information. The following table summarizes compensation for services to the Company and the Company's subsidiaries for the years ended December 31, 2003, 2002 and 2001 paid to or earned by any person serving as the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company, who are sometimes herein referred to as the "named executive officers."



                                                                                  Securities        All Other
Name and                                                       Annual             Underlying         Compen-
Principal Position                           Year          Compensation(1)        Options(#)          sation
                                                         Salary(2)   Bonus

William S. Rowland, Chairman,                2003       $ 200,000   $ 87,000         8,000          $17,898(3)
President and Chief Executive Officer        2002       $ 187,000   $ 74,800         8,000          $17,898(3)
of the Company                               2001       $ 170,000   $ 48,136         9,000          $18,878(3)

John W. Hedges, Executive Vice               2003       $ 140,000   $ 40,915         3,250          $10,855(4)
President of the Company                     2002       $ 130,000   $ 40,950         3,250          $10,257(4)
                                             2001       $ 122,000   $ 29,573         2,250          $ 9,101(4)

Robert J. Swift, Jr., Vice President         2003       $ 126,500   $ 27,198         2,250          $ 9,222(4)
of the Company                               2002       $ 126,500   $ 23,719         2,250          $ 9,013(4)
                                             2001       $ 122,100   $ 23,866         2,250          $ 8,087(4)

Stanley E. Gilliland,                        2003       $ 116,000   $ 22,838         2,250          $ 8,330(4)
Vice President of the Company                2002       $ 113,500   $ 23,409         2,250          $ 8,215(4)
                                             2001       $ 109,000   $ 22,277         2,250          $ 7,877(4)

Michael L. Taylor, Vice President and        2003       $ 100,000   $ 22,063         2,250          $ 7,324(4)
Chief Financial Officer of the Company       2002       $  94,000   $ 22,443         2,250          $ 6,987(4)
                                             2001       $  89,000   $ 21,634         2,250          $ 6,638(4)



(1) None of the named executive officers received any perquisites or other personal benefits, securities, or property in an amount exceeding 10% of his salary and bonus during 2003, 2002, and 2001.

(2)  Includes deferred amounts.

(3) Represents the Company's contributions to its retirement plan for 2003, 2002, and 2001 of $12,000, $12,000 and $12,980, respectively, and an annual premium payment for an insurance policy purchased to fund a supplemental retirement and death benefit for Mr. Rowland in the amount of $5,898 for each year.

(4) Represents the Company's contributions to its retirement plan for each given year.

     The following table sets forth information regarding individual grants of stock options made in 2003 to the named executive officers.



                              Number of          Percent of                                  Potential Realizable
                              Securities        Total Options     Exercise                     Value at Assumed
                              Underlying         Granted to        Price     Expir-          Annual Rates of Stock
                               Options          Employees in        Per      ation           Price Appreciation for
Name                         Granted (#)(1)      Fiscal Year       Share      Date                Options Term
----                        -----------          -----------       -----      ----           --------------------
                                                                                               5%            10%
                                                                                               --            ---

William S. Rowland              8,000               22%             $ 46.50   12/16/13     $ 233,920      $ 592,880

John W. Hedges                  3,250                9%             $ 46.50   12/16/13     $  95,030      $ 240,857

Robert J. Swift, Jr.            2,250                6%             $ 46.50   12/16/13     $  65,790      $ 166,747

Stanley E. Gilliland            2,250                6%             $ 46.50   12/16/13     $  65,790      $ 166,747

Michael L. Taylor               2,250                6%             $ 46.50   12/16/13     $  65,790      $ 166,747



(1) The options become exercisable with respect to 25% of the shares covered thereby beginning on January 1, 2005 and on each of the following three anniversaries of this date.

     The following table sets forth information regarding the year-end values of unexercised stock options held by the named executive officers.



                                                                        Number of Securities      Value of Unexercised
                                                                       Underlying Unexercised         In-the-Money
                                          Shares                         Options at Fiscal             Options at
                                        Acquired on        Value           Year-End (#)            Fiscal Year-End(1)
Name                                    Exercise (#)       Realized     -------------------       --------------------
----                                    -----------        --------     Exer-       Unexer-       Exer-       Unexer-
                                                                        cisable     cisable       cisable     cisable
                                                                        -------     -------       -------     -------

William S. Rowland                          --               --         22,312       26,688      $575,522    $407,533

John W. Hedges                              --               --          3,937       10,063      $ 96,853    $149,784

Robert J. Swift, Jr.                       1,125          $9,601(2)       --          7,313         --       $112,772

Stanley E. Gilliland                        --               --          8,812        7,688      $233,909    $121,603

Michael L. Taylor                           --               --          1,687        7,313      $ 43,866    $112,772


(1) This amount represents the difference between the market value of one share of the Company's Common Stock on December 31, 2003 ($46.55) and the option exercise price times the total number of shares subject to exercisable or unexercisable options.

(2) This amount represents the difference between the market value of one share of the Company's Common Stock on May 1, 2003 ($30.00) and the option exercise price ($18.83) times the number of shares subject to the options (562.5); and the market value of one share of the Company's Common Stock on May 2, 2003 ($29.90) and the option exercise price ($24.00) times the number of shares subject to the options (562.5).

     Employment Agreements. In January 2002, the Company entered into a new employment agreement with William S. Rowland. The employment agreement generally provides for an initial base salary, which may be increased but not decreased, and a bonus of up to 40% of base salary for 2002 and 50% for 2003 and 2004, as well as other benefits under the agreement. The agreement has an initial term of three years, which may be extended upon mutual agreement. In the event of termination of Mr. Rowland's employment by the Company without cause, the Company will be obligated to pay an amount equal to one year's salary. Under certain circumstances, if Mr. Rowland's employment discontinues following a change in control of the Company, the successor to the Company is obligated, among other things, to pay an amount equal to two years' base salary. The employment agreement includes a covenant which limits the ability of Mr. Rowland to compete with the Bank for a period of two years following the termination of his employment. In October 2002, the Company entered into a similar agreement with John W. Hedges, which provides for a bonus of up to 35% of base salary, and a payment in an amount equal to two year's base salary if employment discontinues following a change in control of the Company.

     In August 2003, the Company entered into a similar agreement with Robert J. Swift, Jr., which provides for a bonus of up to 25% of base salary and a payment in an amount equal to one year's base salary if employment discontinues following a change in control of the Company. In May 2001, the Company entered into a similar agreement with Stanley E. Gilliland, which provides for a bonus of up to 25% of base salary and a payment in an amount equal to one year's base salary if employment discontinues following a change in control of the Company. In May 2001, the Company entered into a similar agreement with Michael L. Taylor, which provides for a bonus of up to 25% of base salary and a payment in an amount equal to one year's base salary if employment discontinues following a change in control of the Company.

     Compensation Committee Interlocks and Insider Participation. The members of the compensation committee of the Board of Directors of the Company for the fiscal year ended December 31, 2003 were Messrs. Diepholz (Chairman), Adams, Grissom, Lumpkin, Marvin, Melvin, and Sparks, and Ms. Preston. During the fiscal year ended December 31, 2003, no member of the compensation committee was an officer or employee or a former officer of the Company or its subsidiaries, other than Mr. Marvin, the former Chairman, President and Chief Executive Officer of the Company. Also, during the fiscal year ended December 31, 2003, Mr. Rowland served as a member of the compensation committee and as director of Coles Together, a not-for-profit economic development organization, and Mr. Grissom served as Treasurer of Coles Together; Messrs. Hedges and Sparks served as directors, and Mr. Grissom served as President, of Mattoon Area Industrial Development Corporation, a not-for-profit industrial development corporation; Ms. Preston and Mr. Hedges served as members of the compensation committee and as directors of Sarah Bush Lincoln Health Systems, a not-for-profit medical facility; and Ms. Preston served as director of Eastern Illinois University Foundation, a not-for-profit organization. See also "Certain Relationships and Related Transactions."

     Compensation   Committee  Report.   It  is  the  compensation   committee's
responsibility to evaluate the performance of management, review total management compensation levels and consider management succession and other related matters. The committee reviews and approves in detail all aspects of compensation for the senior management of the Company.

     Compensation for senior management generally includes base salary, annual performance-based incentives and long-term stock incentives. The committee uses a "peer group" of financial institutions, including Illinois banks, public banking companies in the general area and commercial banks in the Midwest region in assessing competitive compensation trends and pay levels.

     Base Salaries. Base salaries for executive officers are reviewed annually and may be adjusted, when appropriate, to reflect competitive practices, changes in roles and responsibilities, and individual performance.

     Annual Incentive Compensation. Annual incentive amounts are payable contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, a portion of each executive officer's annual compensation is based upon the officer's performance, the performance of the operating unit for which the officer has primary responsibility, and the performance of the Company as a whole. The formulas for measuring performance and awarding bonuses objectively link financial and individual performance with bonus amounts.

     Long Term Stock Incentive  Compensation.  Stock  incentive  awards are made under the stockholder-approved First Mid-Illinois Bancshares, Inc. 1997 Stock Incentive Plan (the "Plan"). The Plan is intended to provide a means whereby executive officers may sustain a sense of proprietorship and personal involvement in the continued success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interest of the Company and its stockholders.

     Chief Executive Officer Compensation. The compensation package for Mr. Rowland was determined in the same manner as for all other executive officers, except for Mr. Rowland's annual incentive compensation as described below. In December 2002, the compensation committee reviewed Mr. Rowland's base salary by evaluating the responsibilities of his position and his experience and performance. In addition, the compensation committee reviewed the comparison to base salaries for chief executive officers at peer group companies, and determined to increase Mr. Rowland's 2003 base salary from $187,000 in 2002 to $200,000 for 2003. Mr. Rowland's 2003 annual incentive compensation was based 100% on the Company's total performance without reference to any particular operating unit of the Company or personal objectives. The Company's total performance was measured by comparing the financial results of the Company to the 2003 earnings per share goal established by the compensation committee in December 2002. The compensation committee established $2.86 as the superior level of earnings per share in 2003 necessary for Mr. Rowland to receive a payout of 100% of his annual incentive compensation. Since earnings per share in 2003 were $2.82, Mr. Rowland received an 87% payout, amounting to 43.5% of his base salary. Finally, in 2003, Mr. Rowland was awarded 8,000 stock options under the Plan.

     The 2003 earnings per share of $2.82 represented a $.44 or 18.5% improvement from 2002's level. Also, the Company's market share increased and various other improvements were made in the Company's operating and administrative functions. Accordingly, Messrs. Rowland, Hedges, Swift, Gilliland, and Taylor were awarded incentive bonuses of $87,000, $40,915, $27,198, $22,838, and $22,063, respectively.

     The relationships between the base salaries and incentive compensation of Messrs. Rowland, Hedges, Swift, Gilliland, and Taylor for 2003, 2002, and 2001 were as follows:

                         Incentive Compensation as a Percentage of Base Salary

                               2003             2002              2001
                               ----             ----              ----

William S. Rowland             44%              40%               28%
John W. Hedges                 29%              32%               24%
Robert J. Swift, Jr.           22%              19%               20%
Stanley E. Gilliland           20%              21%               20%
Michael L. Taylor              22%              24%               24%




     This compensation committee report is submitted by the compensation committee of the Board of Directors:

                                 Kenneth R. Diepholz, Chairman
                                 Charles A. Adams
                                 Steven L. Grissom
                                 Richard Anthony Lumpkin
                                 Daniel E. Marvin, Jr.
                                 Gary W. Melvin
                                 Sara Jane Preston
                                 Ray Anthony Sparks

--------------------------------------------------------------------------------
                         COMMON STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         The following Common Stock price performance graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of the S&P 500 Index and the Nasdaq Bank Stock Index for the period from December 31, 1998 through December 31, 2003. The amounts shown assume the reinvestment of dividends.


                                                                       Cumulative Total Return
                                 ---------------------------------------------------------------------------------------
                                            12/98        12/99          12/00        12/01         12/02          12/03

First Mid-Illinois
Bancshares, Inc.                           100.00       102.65          86.49       108.58        128.50         217.20
S & P 500                                  100.00       121.04         110.02        96.95         75.52          97.18
Nasdaq Bank                                100.00       216.79         113.10        88.84         61.04          80.89



[GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                          COMMUNICATIONS WITH DIRECTORS
--------------------------------------------------------------------------------

     Any stockholder may communicate with any director by sending written correspondence addressed to such director in care of the Secretary of the Company at First Mid-Illinois Bancshares, Inc., 1515 Charleston Avenue, Mattoon, Illinois 61938. The Secretary or the designee thereof will forward such correspondence to the relevant director.

     The Company expects directors to attend the annual meeting, absent scheduling or other similar conflicts. All of the directors attended the annual meeting in 2003.


--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

     Directors of the Company received a $3,000 quarterly retainer for serving on the Board of Directors in 2003. Directors who are not employees of the Company also were granted in 2003 options to purchase 1,500 shares of the Company's Common Stock at an exercise price of $46.50 per share. Such options have terms of ten years and became exercisable on their date of grant. Directors who are not employees of the Company also receive health insurance.

     Audit committee members received $500 for each audit committee meeting attended in 2003 and the audit committee chairman also received a $2,000 annual retainer.

     Compensation   committee   members  received  $250  for  each  compensation
committee meeting attended in 2003.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

     Directors and officers of the Company and its subsidiaries and their associates were customers of and had transactions with the Company and its subsidiaries during 2003. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time or comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Specific 2003 transactions are described below.

     Messrs. Lumpkin and Grissom served as directors of the Company and were the beneficial owners of more than five percent of the Company's Common Stock. In addition, Messrs. Lumpkin and Grissom have beneficial ownership in the equity holders of MACC, LLC and Effingham Hi-Tech Partners and the capital stock of Agracel, Inc. MACC, Effingham High-Tech and Agracel had outstanding loans with the Bank. The highest outstanding aggregate balances during 2003 and the December 31, 2003 aggregate balances and interest rates of this indebtedness for MACC was $1,016,862 and $931,834 at 5.00 percent; for Effingham High-Tech was $3,283,224 and $2,916,775 at 5.375 percent; and for Agracel was $4,332,306 and
$3,676,835 at interest rates ranging between 4.00 and 5.75 percent.

     Mr. Grissom also had an outstanding home equity loan with the Bank. The highest outstanding balance of this loan during 2003 was $121,036 and the December 31, 2003 balance was $121,036 at an interest rate of 3.25 percent.

     Consolidated Communications, Inc., of which Mr. Lumpkin is Chairman and a beneficial owner, and of which Mr. Grissom is Treasurer and Secretary and a beneficial owner, and its affiliates provided paging, long distance/800 and private line services, voice mail and customer premise equipment services to the Company in the amount of $436,653.

     The Company purchased for $280,000 an office building, adjacent to property owned by the Company in Mattoon, Illinois, from BAL Estate Company. BAL Estate Company is a real estate investment company owned by members of the Lumpkin Family. Mr. Lumpkin is a director of BAL Estate Company.

     On February 9, 2004, the Company acquired 25,000 shares of Common Stock from Mr. Lumpkin for $1,187,500 and 25,000 shares of Common Stock from SKL Investment Group, LLC, of which Mr. Lumpkin is a voting member, for $1,187,500.

     Messrs. Diepholz, Melvin, Sparks, and Adams, who each served as director of the Company, had outstanding loans with the Bank. In addition, Mr. Adams was the beneficial owner of more than five percent of the Company's Common Stock. In the case of Mr. Diepholz, these loans included loans to Mr. Diepholz's sons, Robert
D. Diepholz, Kenneth R. Diepholz, Jr., and Ronald Diepholz. The highest outstanding aggregate balances during 2003 and the December 31, 2003 aggregate balances and interest rates of this indebtedness was $11,391,331 and $6,967,009 at interest rates ranging between 4.00 and 9.50 percent for Mr. Diepholz; $1,860,291 and $1,736,755 at an interest rate of 4.00 percent for Mr. Melvin;
$2,915,356 and $1,717,686 at an interest rate of 4.00 percent for Mr. Sparks; and $2,559,890 and $1,093,009 at an interest rate of 4.00 percent for Mr. Adams.

--------------------------------------------------------------------------------
           NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS OF DIRECTORS
--------------------------------------------------------------------------------

     Any stockholder wishing to nominate an individual for election as a director must comply with certain provisions in the Company's Certificate of Incorporation. The Company's Certificate of Incorporation establishes an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors. Generally, such notice must be delivered to or mailed to and received by the Secretary of the Company not fewer than 14 days or more than 60 days before a meeting at which directors are to be elected. The stockholder must also comply with certain other provisions set forth in the Company's Certificate of Incorporation relating to the nomination of an individual for election as a director. For a copy of the Company's Certificate of Incorporation, which includes the provisions relating to the nomination of an individual for election as a director, an interested stockholder should contact the Secretary of the Company at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938.

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     KPMG LLP acted as independent certified public accountants of the Company and its subsidiaries for the fiscal year ending December 31, 2003. KPMG LLP has served as the Company's independent auditors since 1992. A representative from KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. The Company has not yet appointed its independent auditors for the fiscal year ending December 31, 2004 and expects to make that appointment later in the year.

--------------------------------------------------------------------------------
              INCLUSION OF STOCKHOLDER PROPOSALS IN PROXY MATERIALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 1515 Charleston Avenue, P.O. Box 499, Mattoon, Illinois 61938, no later than December 21, 2004. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors of the Company does not intend to present any other matters for action at the annual meeting, and the Board has not been informed that other persons intend to present any other matters for action at the annual meeting. However, if any other matters should properly come before the annual meeting, the persons named in the accompanying proxy intend to vote thereon, pursuant to the proxy, in accordance with the recommendation of the Board of Directors of the Company.

--------------------------------------------------------------------------------
             SECTION 16 - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Based solely upon its review of reports on Forms 3, 4 or 5 and any amendments furnished to the Company under Section 16 of the Securities Exchange Act of 1934, and written representations from the executive officers and directors that no other reports were required, the Company believes that all of these Forms were filed on a timely basis by reporting persons during the fiscal year ended December 31, 2003, except that Ms. Wright filed one late Form 4 relating to shares of Common Stock held by her spouse.

                                   Appendix A
                       FIRST MID-ILLINOIS BANCSHARES, INC.
                                 (the "Company")
            Charter of the Audit Committee of the Board of Directors
                           As adopted January 27, 2004

Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring: (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor.

The Audit Committee shall prepare the report required by the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Membership

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of the Federal Deposit Insurance Corporation Act of 1991 and the regulations relating thereto and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the SEC, as well as the independence requirements of the New York Stock Exchange.

Each member of the Audit Committee shall, in the judgment of the Board, have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the SEC. Audit Committee members shall be appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet with management, the head of the internal audit department, and the independent auditor in separate executive sessions periodically, but not less frequently than annually, to discuss anything the Audit Committee or these groups believe should be discussed. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee, and to provide pertinent information as necessary. If the Chair of the Audit Committee is not present at a given meeting, the members of the Audit Committee present at such meeting may designate a Chair for that meeting by unanimous vote.

Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the full Board for approval. The Audit Committee shall review the Audit Committee's own performance annually.

The Audit Committee shall:

Financial Statement and Disclosure Matters

* Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

* Establish a Disclosure Committee whose membership shall include, but not be limited to, the Audit Committee Chair, an audit committee financial expert, the Chief Executive Officer, and the Chief Financial Officer for the purpose of reviewing and discussing with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q, including the results of the independent auditor's procedures with respect to the quarterly financial statements.

*    Review and discuss reports from the independent auditor on:

     *    All critical accounting policies and practices to be used.

     * All alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

     * Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

* Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies.

* Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

*    Discuss  with  management  and  the  independent   auditor  the  effect  of
     regulatory  and  accounting   initiatives  as  well  as  off-balance  sheet
     structures on the Company's financial statements.

* Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, relating to the conduct of the audit.

* Review the disclosures and certification made by the Company's Chief Executive Officer and Chief Financial Officer under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Oversight of the Company's Relationship with the Independent Auditor

* Obtain and review a report from the independent auditor regarding, and discuss with the independent auditor, at least annually, all relationships between the independent auditor and the Company (including the matters set forth in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). Review and evaluate at least annually the qualifications, performance and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence.

* Ensure the rotation of audit partners as required by Section 10A(j) of the Exchange Act.

* Recommend to the Board of Directors policies for the Company's hiring of employees or former employees of the independent auditor.

* Review with the independent auditor any audit problems or difficulties and management's response.

* Discuss with management and the independent auditor the scope of the annual audit, significant accounting policies, and audit conclusions regarding significant accounting estimates.

Oversight of the Company's Internal Audit Function

* Review the appointment, performance, and replacement of the head of the internal audit department.

* Review the significant reports to management prepared by the internal audit department and management's responses and follow-ups to these reports.

* Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing, and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

* Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act regarding the detection of illegal activity has not been implicated.

* Obtain reports from management, the head of the internal audit department, and the independent auditor that the Company and its wholly-owned subsidiaries are in conformity with applicable legal requirements and the Company's Codes of Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Codes of Ethics.

* Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

* Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

Limitation of Audit Committee's Role

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Proxy                      FIRST MID-ILLINOIS BANCSHARES, INC.         Proxy

                  PROXY is Solicited By the Board of Directors
             For the Annual Meeting of Stockholders -- May 26, 2004

The undersigned hereby appoints Stanley E. Gilliland,  John W. Hedges and Robert
J. Swift, Jr., or any of them acting in the absence of the others, with full power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present and voting at the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc., to be held in the lobby of the First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on May 26, 2004, at 4:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse and, in their discretion, upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED HEREON AND FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                             YOUR VOTE IS IMPORTANT!

           PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET,
         OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

           (Continued and to be signed and dated on the reverse side.)

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.

Election of Directors

1.   The Board of Directors recommends a vote FOR the listed nominees.

                                                     FOR            WITHHOLD
      01   Charles A. Adams                          |_|              |_|
      02   Daniel E. Marvin, Jr.                     |_|              |_|
      03   Ray Anthony Sparks                        |_|              |_|

Approval of Amendment

2. The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

                                       FOR            AGAINST          ABSTAIN
                                         |_|            |_|              |_|

Issues

3.    In their discretion, on such              Check here if you plan to attend
      other matters that may properly                 the meeting.    |_|
      come before the meeting and any
      adjournments thereof.


Authorized Signatures -- Sign Here -- This section must be completed for your instructions to be executed.

Note: Please date and sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


----------------------------------------
Signature 1


----------------------------------------
Signature 2


Date (dd/mm/yyyy)


-- --/-- --/-- -- -- --

INTERNET AND TELEPHONE VOTING INSTRUCTIONS

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.



                  To vote using the Telephone
                   (within U.S. and Canada)

* Call toll free 1-877-233-3044 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

* Enter the Holder Account Number (excluding the letter "C") and Proxy Access Number located below.

*    Follow the simple recorded instructions.

Option 1:   To vote as the Board of Directors recommends on
            ALL proposals:  Press 1.

            When asked, please confirm your vote by pressing 1.

Option 2:   If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.




                  To vote using the Internet

*    Go to the following website: WWW.COMPUTERSHARE.COM/US/PROXY

* Enter the information requested on your computer screen and follow the simple instructions.




HOLDER ACCOUNT NUMBER    ______________     PROXY ACCESS NUMBER   _____

If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Time, on May 25, 2004.
THANK YOU FOR VOTING